Exhibit 23.4

CONSENT OF NOMINEE FOR EXECUTIVE OFFICER

I hereby consent to the reference to me in this Registration Statement on Form F-1 of North Atlantic Drilling Ltd., as shall be filed with the U.S. Securities and Exchange Commission and any and all amendments thereto.

/s/ Ragnvald Kavli

Name: Ragnvald Kavli

Date: January 14, 2014

23.4